EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Ladies and Gentlemen:


We have read Item 4.O1 included in this Form 8-K/A dated July 11, 2005 of Graphco Holdings Corp (Commission file No. 000-49647) that is being filed with the Securities and Exchange Commission as of this date and agree with the statements contained therein as they relate to our firm.



                                               /s/ J. H. COHN LLP

Roseland, New Jersey
August 5, 2005